                                                                     Exhibit 2.1



                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                      AFFILIATED RESEARCH CENTERS, INC.,


                            ARC MERGER SUB-1, INC.


                                      AND


                           AMERICASDOCTOR.COM, INC.



                          DATED AS OF JANUARY 6, 2000

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

THE MERGER AND THE CLOSING..........................................................1
     The Merger.....................................................................1
     Effective Time.................................................................2
     Effect of the Merger...........................................................2
     Subsequent Actions.............................................................2
     Certificate of Incorporation; By-Laws; Directors and Officers..................2
     The Closing....................................................................3

EFFECT ON STOCK OF THE SURVIVING CORPORATION AND THE MERGED
     CORPORATION....................................................................3
     Conversion of Securities.......................................................3
     Conversion of Shares...........................................................3
     Cancellation of Treasury Shares................................................4
     Conversion of Common Stock of Merger Subsidiary into Common Stock of the
     Surviving Corporation..........................................................4
     Exchange of Shares Other Than Treasury Shares..................................5
     Transfer Books.................................................................6
     No Fractional Share Certificates...............................................6
     Rights to Purchase AmDoc Common Stock, AmDoc Series A Preferred Stock,
     AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock..............7
     Appraisal Rights...............................................................8
     Escrow of Shares...............................................................8
     Appointment of Stockholder Representatives.....................................9
     Post-Merger Adjustments.......................................................10

REPRESENTATIONS AND WARRANTIES OF AMDOC............................................14
     Organization, Qualification, and Corporate Power..............................14
     Authorization of Transaction; Required Filings and Consents...................15
     Capitalization; Subsidiaries..................................................15
     Noncontravention..............................................................16
     Material Contracts............................................................16
     Tax Treatment.................................................................18

REPRESENTATIONS AND WARRANTIES OF ARC AND MERGER SUBSIDIARY........................18
     Organization, Qualification, and Corporate Power..............................18
     Authorization of Transaction; Required Filings and Consents...................19
     Capitalization; Subsidiaries; Affiliated Entities.............................19
     Noncontravention..............................................................21
     Material Contracts............................................................21

COVENANTS AND AGREEMENTS...........................................................23
     Conduct of AmDoc and ARC......................................................23
     Information Statement.........................................................25

     Compliance with Laws; Information Statement; Other Actions....................26
     No Solicitation...............................................................26
     Takeover Statute..............................................................27
     Tax Treatment.................................................................27
     Conveyance Taxes..............................................................27
     Access to Information; Confidentiality Agreement..............................27
     Obligations of Merger Subsidiary..............................................28
     Director and Officer Liability................................................28
     Notices and Consents..........................................................28
     Notice; Supplements to Disclosure Schedule....................................28
     Employee Benefit Plans........................................................29
     Stock Option Matters..........................................................29
     Further Assurances............................................................29

CONDITIONS TO THE MERGER...........................................................29
     Conditions to Obligations of Each Party to Effect the Merger..................29
     Additional Conditions to Obligations of AmDoc.................................30
     Additional Conditions to Obligations of ARC and Merger Subsidiary.............30

TERMINATION, AMENDMENT AND WAIVER..................................................31
     Termination...................................................................31
     Effect of Termination.........................................................31
     Amendment.....................................................................31
     Waiver........................................................................31

GENERAL PROVISIONS.................................................................32
     Non-Survival of Representations, Warranties and Agreements....................32
     Notices.......................................................................32
     Expenses......................................................................33
     Certain Definitions...........................................................33
     Headings......................................................................34
     Severability..................................................................34
     Entire Agreement; No Third-Party Beneficiaries................................34
     Assignment....................................................................34
     Governing Law.................................................................34
     Consent to Jurisdiction.......................................................34
     Costs of Enforcement..........................................................34
     Specific Performance..........................................................34
     Publicity.....................................................................35
     Incorporation of Annexes, Exhibits and Disclosure Schedule....................35
     Counterparts..................................................................35

                              DISCLOSURE SCHEDULE
                              -------------------


Section             Description
-------             -----------

2.8                 AmDoc Contingent Rights
3.3(b)              AmDoc Securities
3.3(c)(i)           AmDoc Capitalization as of Date of Agreement
3.3(c)(ii)          AmDoc Capitalization Immediately Prior to Effective Time
3.3(d)              AmDoc Subsidiaries
4.2                 ARC Ancillary Documents
4.3(b)              ARC Securities
4.3(c)(i)           ARC Capitalization as of Date of Agreement
4.3(c)(ii)          ARC Capitalization Immediately Prior to Effective Time
4.3(d)              ARC Subsidiaries

                                   EXHIBITS
                                   --------


Exhibit                                  Description
-------                                  -----------
   A          Form of Restated Certificate of Incorporation of the Surviving Corporation
   B          Form of Amended and Restated By-laws of the Surviving Corporation
   C          Research Series A Preferred Stock Terms
   D          Escrow Agreement

                            INDEX OF DEFINED TERMS
                            ----------------------

Definition                                                                  Page
----------                                                                  ----

Agreement......................................................................1
AmDoc..........................................................................1
AmDoc 401(k) Plan.............................................................29
AmDoc Acquisition Proposal....................................................26
AmDoc Ancillary Documents.....................................................14
AmDoc Claim...................................................................13
AmDoc Common Stock.............................................................3
AmDoc Common Stock Exchange Ratio..............................................4
AmDoc Common Stockholder Representative........................................9
AmDoc Contingent Rights........................................................7
AmDoc Escrowed Shares..........................................................8
AmDoc Preferred Stock..........................................................4
AmDoc Preferred Stockholder Representative.....................................9
AmDoc Series A Preferred Stock.................................................3
AmDoc Series A Preferred Stock Exchange Ratio..................................4
AmDoc Series B Preferred Stock.................................................3
AmDoc Series B Preferred Stock Exchange Ratio..................................4
AmDoc Series C Preferred Stock.................................................4
AmDoc Series C Preferred Stock Exchange Ratio..................................4
AmDoc Shares...................................................................4
AmDoc Stock Options...........................................................15
AmDoc Stockholder Representatives..............................................9
Applicable Law................................................................17
Arbitrators...................................................................12
ARC Acquisition Proposal......................................................27
ARC Ancillary Documents.......................................................19
ARC Claim.....................................................................11
ARC Class A Common Stock.......................................................3
ARC Class B Common Stock......................................................19
ARC Common Stock..............................................................19
ARC Escrowed Shares............................................................8
ARC New Series A Preferred Stock..............................................19
ARC Preferred Stock...........................................................19
ARC Series A Preferred Stock..................................................19
ARC Series A-1 Preferred Stock.................................................3
ARC Series A-2 Preferred Stock.................................................4
ARC Series A-3 Preferred Stock.................................................4
ARC Series B Preferred Stock..................................................19
ARC Series C Preferred Stock..................................................19
ARC Series E Preferred Stock..................................................19
ARC Stock Options.............................................................20
Auditor.......................................................................10
Business Day..................................................................33
Certificate of Merger..........................................................2
Closing........................................................................3
Closing Date...................................................................3

Definition                                                                  Page
----------                                                                  ----
Code...........................................................................1
Confidentiality Agreement.....................................................28
Delaware Law...................................................................1
Disclosure Schedule...........................................................14
Dissenting AmDoc Shares........................................................8
Effective Time.................................................................2
Escrow Agent...................................................................8
Escrow Agreement...............................................................9
Escrowed Shares................................................................8
Exchange Agent.................................................................5
Exchange Fund..................................................................5
Exchange Ratios................................................................4
GAAP..........................................................................10
Governmental Authority........................................................15
Governmental Licenses.........................................................14
Information Statement.........................................................25
Investor Rights Agreement.....................................................19
Knowledge.....................................................................33
Liens.........................................................................16
Material Adverse Effect.......................................................34
Merged Corporation.............................................................1
Merger.........................................................................1
Merger Subsidiary..............................................................1
Parties........................................................................1
Party..........................................................................1
Person........................................................................34
Pre-Surrender Dividends........................................................6
Registration Rights Agreement.................................................19
Representatives...............................................................28
Restraints....................................................................29
Securities Act................................................................26
Series A-5 Preferred Stock....................................................20
Subsidiary....................................................................34
Surviving Corporation..........................................................1
Surviving Corporation Common Stock.............................................4
Termination Date..............................................................31
Working Capital Shortfall.....................................................11
Working Capital Statement.....................................................10

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, dated as of January 6, 2000 (this "Agreement"), is by and among Affiliated Research Centers, Inc., a Delaware corporation ("ARC"), ARC Merger Sub-1, Inc., a Delaware corporation and a wholly owned subsidiary of ARC ("Merger Subsidiary"), and AmericasDoctor.com, Inc., a Delaware corporation ("AmDoc").


                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of AmDoc, ARC and Merger Subsidiary have each determined that it is in the best interests of their respective stockholders for AmDoc and ARC to enter into a business combination in a "merger of equals" under which Merger Subsidiary will, upon the terms and subject to the conditions set forth herein, merge with and into AmDoc (the "Merger") so that AmDoc will become a wholly owned subsidiary of ARC;

     WHEREAS, the Boards of Directors of AmDoc, ARC and Merger Subsidiary (and ARC as the sole stockholder of Merger Subsidiary) have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                          THE MERGER AND THE CLOSING

     SECTION 1.1 -- The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law, as amended ("Delaware Law"), Merger Subsidiary shall be merged with and into AmDoc, the separate corporate existence of Merger Subsidiary shall cease, and AmDoc shall continue as the surviving corporation which shall be a wholly owned subsidiary of ARC. AmDoc as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." AmDoc, ARC and Merger Subsidiary are herein referred to collectively as the "Parties" and each individually as a "Party."

     SECTION 1.2 -- Effective Time. As promptly as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger (the

"Certificate of Merger") with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be set forth in the Certificate of Merger (such time as the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 1.3 -- Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of AmDoc and Merger Subsidiary shall continue with, or vest in, as the case may be, AmDoc as the Surviving Corporation, and all debts, liabilities and duties of AmDoc and Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of AmDoc as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall be a direct, wholly owned subsidiary of ARC.

     SECTION 1.4 -- Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.5 -- Certificate of Incorporation; By-Laws; Directors and Officers. Unless otherwise agreed by AmDoc and ARC before the Effective Time, at the Effective Time:

          (a) the restated certificate of incorporation of AmDoc, as in effect immediately prior to the Effective Time, shall be amended and restated at and as of the Effective Time as set forth in Exhibit A hereto and, as so amended and restated, such restated certificate of incorporation shall be the restated certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation;

          (b) the amended and restated by-laws of AmDoc, as in effect immediately prior to the Effective Time, shall be amended and restated at and as of the Effective Time as set forth described in Exhibit B hereto and, as so amended and restated, such amended and restated by-laws shall be the amended and restated by-laws of the Surviving Corporation until thereafter amended as provided by law and by the restated certificate of incorporation and the amended and restated by-laws of the Surviving Corporation; and

          (c) the officers and directors listed on Annex A hereto shall be the officers and directors of ARC and the Surviving Corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

     SECTION 1.6 -- The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, 32nd Floor, New York, New York, commencing at 10:00 a.m. local time on January 6, 2000, or, if later, on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions set forth in Article VI hereof (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other time and place and on such other date as AmDoc and ARC shall agree (the "Closing Date").

                                  ARTICLE II

                 EFFECT ON STOCK OF THE SURVIVING CORPORATION
                          AND THE MERGED CORPORATION

     SECTION 2.1 -- Conversion of Securities. The manner and basis of converting the shares of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

     SECTION 2.2 -- Conversion of Shares. At the Effective Time:

          (a) each share of common stock, par value $0.01 per share, of AmDoc ("AmDoc Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of AmDoc Common Stock to be canceled in accordance with Section 2.3 hereof and any Dissenting AmDoc Shares) shall, without any action by the holder thereof, be converted into the right to receive 1.2509 shares of Class A Common Stock, par value $0.001 per share, of ARC ("ARC Class A Common Stock"), subject to adjustment as provided in Sections 2.10 and 2.12 hereof;

          (b) each share of Series A Convertible Preferred Stock, par value $0.01 per share, of AmDoc ("AmDoc Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of AmDoc Series A Preferred Stock to be canceled in accordance with Section 2.3 hereof and any Dissenting AmDoc Shares) shall, without any action by the holder thereof, be converted into the right to receive 1.2509 shares of Series A-1 Preferred Stock, par value $0.001 per share, of ARC (which will have the voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications limitations and restrictions thereof as are stated and expressed in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto as Exhibit C) ("ARC Series A-1 Preferred Stock"), subject to adjustment as provided in Sections 2.10 and 2.12 hereof; and

          (c) each share of Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of AmDoc ("AmDoc Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of AmDoc Series B Preferred Stock to be canceled in accordance with Section 2.3 hereof and any Dissenting AmDoc Shares) shall, without any action by the holder thereof, be converted into the right to receive 1.2509 shares of Series A-2 Preferred Stock, par value $0.001 shares, of ARC (which will have the voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications limitations and restrictions thereof as are stated and expressed in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto as Exhibit C) ("ARC Series A-2 Preferred Stock"), subject to adjustment as provided in Sections 2.10 and 2.12 hereof; and

          (d) each share of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share, of AmDoc ("AmDoc Series C Preferred Stock" and together with the AmDoc Series A Preferred Stock and the AmDoc Series B Preferred Stock, the "AmDoc Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of AmDoc Series C Preferred Stock to be canceled in accordance with Section 2.3 hereof and any Dissenting AmDoc Shares) shall, without any action by the holder thereof, be converted into the right to receive 1.2509 shares of Series A-3 Preferred Stock, par value $0.001 per share, of ARC (which will have the voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications limitations and restrictions thereof as are stated and expressed in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto as Exhibit C) ("ARC Series A-3 Preferred Stock"), subject to adjustment as provided in Sections 2.10 and 2.12 hereof.

The shares of AmDoc Common Stock and AmDoc Preferred Stock referred to above are referred to herein collectively as the "AmDoc Shares." At the Effective Time, by virtue of the Merger and without any action by the parties, each AmDoc Share shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the holders thereof shall cease to have any rights with respect thereto, other than the right to receive the consideration therefor upon the surrender of certificates representing such AmDoc Shares in accordance with
Section 2.5. For purposes of this Agreement, the "AmDoc Common Stock Exchange Ratio" shall be 1:1.2509, the "AmDoc Series A Preferred Stock Exchange Ratio" shall be 1:1.2509, the "AmDoc Series B Preferred Stock Exchange Ratio" shall be 1:1.2509 and the "AmDoc Series C Preferred Stock Exchange Ratio" shall be 1:1.2509 (the AmDoc Common Stock Exchange Ratio, the AmDoc Series A Preferred Stock Exchange Ratio, the AmDoc Series B Preferred Stock Exchange Ratio and the AmDoc Series C Preferred Stock Exchange Ratio collectively, the "Exchange Ratios").

     SECTION 2.3 -- Cancellation of Treasury Shares. At the Effective Time, each share of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock held in the treasury of AmDoc or by any of AmDoc's Subsidiaries, and each share of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock that is owned by ARC, Merger Subsidiary or any other Subsidiary of ARC, if any, immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of ARC or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

     SECTION 2.4 -- Conversion of Common Stock of Merger Subsidiary into Common Stock of the Surviving Corporation. At the Effective Time, the shares of common stock, par value $0.001 per share, of Merger Subsidiary issued and outstanding immediately prior to the

Effective Time, and all rights in respect thereof, shall, without any action on the part of ARC, forthwith cease to exist and be converted into an aggregate of 100 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $0.001 per share (the "Surviving Corporation Common Stock"). Immediately after the Effective Time and upon surrender by ARC of the certificate representing the shares of the common stock of Merger Subsidiary, the Surviving Corporation shall deliver to ARC an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Merger Subsidiary owned by ARC.

     SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, ARC shall enter into an agreement with LaSalle Bank National Association or such other bank or trust company as may be designated by ARC and as shall be reasonably satisfactory to AmDoc (the "Exchange Agent") to effect the exchange of AmDoc Shares for ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, in accordance with the provisions of this Article II. At or prior to the Effective Time, ARC shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of AmDoc Shares certificates representing ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock for conversion of AmDoc Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash payable in lieu of any fractional shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing AmDoc Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to ARC. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, into which the AmDoc Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding AmDoc Shares shall be deemed for all corporate purposes of ARC, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, into which the AmDoc Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing AmDoc Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Except as otherwise provided in Section 2.6 hereof, upon the surrender of any such certificate theretofore representing AmDoc Shares, the record holder of the certificate or certificates representing shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, issued in exchange therefor shall receive from the Exchange Agent or from ARC, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing AmDoc Shares. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing AmDoc Shares which have not received payment of Pre-Surrender Dividends shall look only to ARC for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of AmDoc Shares for any ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.7 hereof, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.6 -- Transfer Books. The stock transfer books of AmDoc shall be closed at the Effective Time and no transfer of any AmDoc Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of AmDoc Shares that is not registered in the stock transfer records of AmDoc at the Effective Time, a certificate or certificates representing the number of full shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, into which such AmDoc Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such AmDoc Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     SECTION 2.7 -- No Fractional Share Certificates. (a) No scrip or fractional share certificate for ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock will be issued upon the surrender for exchange of certificates evidencing AmDoc Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of ARC or of the Surviving Corporation with respect to such fractional share interest.

          (b) As promptly as practicable following the Effective Time, ARC shall deliver to the Exchange Agent for deposit in the Exchange Fund an amount sufficient for the Exchange Agent to pay (i) each holder of AmDoc Common Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of AmDoc Common Stock held at the Effective Time by such holder) by $12.00, (ii) each holder of AmDoc Series A Preferred Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of AmDoc Series A Preferred Stock held at the Effective Time by such holder) by $12.00, (iii) each holder of AmDoc Series B Preferred Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of AmDoc Series B Preferred Stock held at the Effective Time by such holder) by $12.00 and (iv) each holder of AmDoc Series C Preferred Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of AmDoc Series C Preferred Stock held at the Effective Time by such holder) by $12.00.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of AmDoc Shares with respect to any fractional share interests, the Exchange Agent shall pay to such holders such amounts, net of any required withholding, to such holders of AmDoc Shares, subject to and in accordance with the terms of Section 2.5 hereof.

          (d) Any portion of the Exchange Fund which remains undistributed for six (6) months after the Effective Time shall be delivered to ARC, upon demand, and any holders of AmDoc Shares who have not theretofore complied with the provisions of this Article II shall thereafter look only to ARC for satisfaction of their claims for ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, any cash in lieu of fractional shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock and any Pre-Surrender Dividends, in each case, without any interest thereon.

          (e) The Exchange Agent shall invest all cash included in the Exchange Fund as directed by ARC. Any interest and other income resulting from such investments shall be paid to ARC.

     SECTION 2.8 -- Rights to Purchase AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock. At the Effective Time, each warrant and option granted by AmDoc to purchase shares of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock or AmDoc Series C Preferred Stock and referred to on
Schedule 2.8 hereto (collectively, "AmDoc Contingent Rights") which is outstanding and unexercised immediately prior to the Effective Time (other than any of such AmDoc Contingent Rights to be canceled or exercised prior to the Effective Time as reflected on Section 3.3(c)(ii) of the Disclosure Schedule) shall be converted pursuant to its terms into a warrant or option, as the case may be, to purchase shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock, as the case may be, in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions are altered in accordance with their terms as a result of the transactions contemplated hereby):

          (a) the number of shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock to be subject to the applicable AmDoc Contingent Right shall be equal to the product of (i) the number of shares of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B

Preferred Stock or AmDoc Series C Preferred Stock subject to the original AmDoc Contingent Right and (ii) the applicable Exchange Ratio;

          (b) the exercise price per share of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or ARC Series A-3 Preferred Stock under the applicable AmDoc Contingent Right shall be equal to
(i) the exercise price per share of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock or AmDoc Series C Preferred Stock under the original AmDoc Contingent Right divided by (ii) the applicable Exchange Ratio;

          (c) upon each exercise of options or warrants issued upon the conversion of any AmDoc Contingent Rights by a holder thereof, the aggregate number of shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock or Series A-3 Preferred Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent, all as specifically reflected on Schedule 2.8 hereto.

     SECTION 2.9 -- Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, if required by Delaware Law, but only to the extent required thereby, AmDoc Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders of AmDoc Shares who have properly exercised appraisal rights with respect thereto in accordance with
Section 262 of the Delaware Law (the "Dissenting AmDoc Shares") will not be exchanged as provided in Section 2.2, and holders of such Dissenting AmDoc Shares will be entitled to receive payment of the appraised value of such Dissenting AmDoc Shares in accordance with the provisions of such Section 262 unless and until the holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under Delaware Law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such AmDoc Shares will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the consideration set forth in Section 2.2, without any interest thereon. AmDoc will promptly give ARC notice of any demands received by AmDoc for appraisals of AmDoc Shares. AmDoc shall not, except with the prior written consent of ARC, make any payment with respect to any demands for appraisal or settle any such demands.

     SECTION 2.10 -- Escrow of Shares. At the Effective Time, ARC shall (a) allocate from the shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock to be delivered to the holders of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock pursuant to
Section 2.5, and shall deliver to LaSalle Bank National Association, Chicago, Illinois, (the "Escrow Agent"), into escrow, a number of shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock, in each case rounded up to the nearest whole share, equal to 20% of the ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock that would otherwise be issuable to the holders of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock pursuant to Section 2.5 (collectively, the "AmDoc Escrowed Shares") and
(b) issue and deliver to the Escrow Agent into escrow an additional number of shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock equal to the number of AmDoc

Escrowed Shares (collectively, the "ARC Escrowed Shares" and, together with the AmDoc Escrowed Shares, the "Escrowed Shares"). The AmDoc Escrowed Shares shall be allocated from the shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock to be delivered pursuant to Section 2.5 to each holder of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock in proportion to each such holder's respective holdings of AmDoc Common Stock, AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock. The Escrowed Shares shall be held by the Escrow Agent for the period set forth in the Escrow Agreement (as hereinafter defined) and delivered by the Escrow Agent to the Persons entitled thereto, all as provided under the terms of the Escrow Agreement, dated as of the date hereof, by and among ARC, the Escrow Agent and the AmDoc Stockholders' Representatives (as defined in Section 2.11 below), in substantially the form of Exhibit D attached hereto (the "Escrow Agreement").

     SECTION 2.11 -- Appointment of Stockholder Representatives. Timothy Buono is hereby appointed as the representative (the "AmDoc Preferred Stockholder Representative") of the holders of the AmDoc Series A Preferred Stock, the holders of the AmDoc Series B Preferred Stock and the holders of the AmDoc Series C Preferred Stock (or, after the Effective Time of the Merger, the former holders of the AmDoc Series A Preferred Stock, the holders of the AmDoc Series B Preferred Stock and the holders of the AmDoc Series C Preferred Stock) and Joseph Esposito is hereby appointed as the representative (the "AmDoc Common Stockholder Representative") of the holders of the AmDoc Common Stock (or, after the Effective Time, the former holders of the AmDoc Common Stock). The AmDoc Preferred Stockholder Representative and the AmDoc Common Stockholder Representative are herein referred to as the "AmDoc Stockholder Representatives." The AmDoc Stockholder Representatives are authorized to act on behalf of the holders of capital stock of AmDoc in all matters arising under
Section 2.12 of this Agreement and under the Escrow Agreement and action by them in such capacity shall require the consent of both of them. In the event the AmDoc Stockholder Representatives are unable to agree on any action, the matter shall be submitted for resolution to arbitration by a panel of three arbitrators, one to be selected by the AmDoc Preferred Stockholder Representative, one to be selected by the AmDoc Common Stockholder Representative and the third to be selected by the first two arbitrators. The decision of the arbitrators as to all matters which they are directed to decide shall be final and binding on the AmDoc Stockholder Representatives. The AmDoc Preferred Stockholder Representative may be replaced by the affirmative vote of the Persons who, prior to the Effective Time, were holders of a majority of the outstanding shares of AmDoc Series A Preferred Stock, AmDoc Series B Preferred Stock and AmDoc Series C Preferred Stock voting together as a single class on the basis of one vote per one share. The AmDoc Common Stockholder Representative may be replaced by an affirmative vote of the Persons who, prior to the Effective Time, were the holders of a majority of the outstanding shares of AmDoc Common Stock. The AmDoc Stockholder Representatives shall not be liable, in their capacity as representatives of the former holders of the AmDoc shares, to the holders of the AmDoc shares by reason of any error of judgment or for any act done or step taken (including any settlement of claims pursuant to the terms of the Escrow Agreement) or omitted by them in good faith or any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith, unless caused by or arising out of their own gross negligence or willful misconduct and may rely on advice of legal counsel and accountants retained by them for that purpose. If not borne by the non-prevailing party pursuant to Section 2.12(a), (b) or (c) below, ARC shall pay the costs of such legal counsel and accountants up to maximum of $15,000. In the event that there is not a determination of the prevailing party pursuant to Section 2.12(a), (b) or (c) below, any costs of such legal counsel and accountants in excess of $15,000 shall be paid in cash by ARC only to the extent that then available AmDoc Escrowed Shares sufficient to satisfy such excess costs are available to satisfy such excess. Any such excess costs shall be deemed to be a finally determined ARC Claim and shall be satisfied in the proportions set forth in Section 2.12(b).

     SECTION 2.12 -- Post-Merger Adjustments.

          (a) Negative Working Capital Adjustment. As soon as practicable after the Effective Time, but in no event later than February 15, 2000, ARC shall prepare and submit to the AmDoc Stockholders' Representatives a statement of the working capital (defined as current assets less current liabilities but not including (i) any amounts of indebtedness that were converted into equity securities of AmDoc prior to the Effective Time or (ii) principal amounts (but not interest) owed to Premier Research Worldwide Ltd. pursuant to that certain 12-1/2% convertible note dated December 21, 1999 in principal amount equal to $1,500,000) of AmDoc as of December 31, 1999 (the "Working Capital Statement"), which Working Capital Statement shall be prepared from the books and records kept by AmDoc and in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and shall present fairly as of December 31, 1999, the working capital of AmDoc. The AmDoc Stockholders' Representatives and their professional advisers shall have twenty (20) business days from the date of submission of the Working Capital Statement in which to review the Working Capital Statement, and if, in their reasonable judgment, the Working Capital Statement does not fairly present the working capital of AmDoc as of December 31, 1999, the AmDoc Stockholders' Representatives shall have the right to propose any adjustment thereto within such twenty (20) business day period. ARC shall cooperate fully in responding to questions and requests for information submitted by the AmDoc Stockholders' Representatives in connection with such review, and shall, with reasonable prior notice, provide them with full access to members of management of ARC who are knowledgeable in the matters under review and to the books and records of AmDoc to the extent related to the determination of working capital. Unless the AmDoc Stockholders' Representatives notify ARC within such twenty (20) business day period that they object to the Working Capital Statement, the Working Capital Statement shall be binding upon ARC and the holders of the AmDoc Shares. ARC and the AmDoc Stockholders' Representatives shall use their best efforts for five (5) business days after the submission by the AmDoc Stockholders' Representatives of any proposed adjustment to the Working Capital Statement to resolve any differences. If ARC and the AmDoc Stockholders' Representatives do not resolve a dispute as to the content of the Working Capital Statement or as to the adequacy of the access of information afforded the AmDoc Stockholders' Representatives or their professional advisers within the five (5) business day period, such dispute may, at the request of ARC or the AmDoc Stockholders' Representatives, be submitted for resolution to PricewaterhouseCoopers LLP or such other mutually acceptable independent public accounting firm as ARC and the AmDoc Stockholders' Representatives shall determine (the "Auditor"). ARC shall provide to the Auditor its estimate of the working capital of AmDoc as of December 31, 1999 and the AmDoc Stockholders' Representatives shall provide to the Auditor their estimate of the working capital of AmDoc as of December 31, 1999. The Auditor shall provide ARC and the AmDoc Stockholders' Representatives with its determination of the working capital of AmDoc as of December 31, 1999 and, for purposes of this Agreement, the working capital of AmDoc as of December 31, 1999 shall be deemed to be whichever of the estimates is closest to the Auditor's determination. The decision of the Auditor as to all matters which it is directed hereunder to decide shall be final and binding upon ARC and the holders of the AmDoc Shares. The non-prevailing party shall bear the fees and costs of the Auditor and the prevailing party (including attorneys' fees and expenses) incurred in connection with such dispute, such fees to be paid in cash by ARC, whether borne by ARC or the holders of the AmDoc Shares, but if borne by the holders of the AmDoc Shares, such costs and fees shall be added to the amount of the claim made against the AmDoc Escrowed Shares and allocated in the manner set forth below with respect to Working Capital Shortfall (as defined below). If and to the extent that the working capital of AmDoc as of December 31, 1999, as finally agreed by ARC and the AmDoc Stockholders' Representatives or as determined by the Auditor as set forth above, is less than negative Three Hundred and Fifty Thousand Dollars (-$350,000) (such amount, the "Working Capital Shortfall"), ARC and the AmDoc Stockholders' Representatives shall instruct the Escrow Agent to deliver ARC Escrowed Shares to ARC for due cancellation pursuant to the terms and conditions of the Escrow Agreement as follows:

          (i) a number of shares of ARC Class A Common Stock equal to (A) seventy-six and eighteen one-hundredths percent (76.18%) of the Working Capital Shortfall, divided by (B) $12.00;

          (ii)  a number of shares of ARC Series A-1 Preferred Stock equal to
(A) six and one one-hundredth percent (6.01%) of the Working Capital Shortfall, divided by (B) $12.00; and

          (iii) a number of shares of ARC Series A-2 Preferred Stock equal to (A) five and ninety-six one-hundredths percent (5.96%) of the Working Capital Shortfall, divided by (B) $12.00; and

          (iv)  a number of shares of ARC Series A-3 Preferred Stock equal to
(A) eleven and eighty-five one-hundredths (11.85%) of the Working Capital Shortfall, divided by (B) $12.00.

          (b) Adjustment for Losses Attributable to Breaches of AmDoc Representations and Warranties. If, on or prior to the Termination Date (as defined in the Escrow Agreement), it becomes known to ARC that (i) any of the representations and warranties set forth in Section 3.3(c)(ii) or 3.5 of this Agreement were untrue or incorrect as of the date hereof or as of the Closing Date, (ii) AmDoc's projection as set forth on Section 3.3(c)(ii) of the Disclosure Schedule as to the number of shares of ARC Series A-6 Preferred Stock to be issued to Premier Research Worldwide, LLP in connection with agreements between AmDoc and Premier Research Worldwide, Ltd. in existence at the Closing Date is less than the number of shares actually issued or (iii) Laura Gill fails to execute or revokes the Settlement Agreement between Laura Gill and AmDoc in the form previously provided to ARC, ARC shall notify the AmDoc Stockholders' Representatives and the Escrow Agent in writing of the amount of its good faith estimate of the amount of any claim, loss, liability, damage, cost or expense resulting from or incurred in connection with the breach of such representation or warranty, the inaccuracy of such projection or such failure to execute or revocation, as the case may be, less the amount of any benefits actually received (a "ARC Claim"), which notice shall include a brief description of the facts upon which such ARC Claim is based. Upon receipt of the notice of the ARC Claim, the AmDoc Stockholders' Representatives shall have twenty (20) business days in which to review such ARC Claim, and if, in their reasonable judgment, they disagree with the validity of such ARC Claim or with the amount of such ARC Claim, the AmDoc Stockholders' Representatives may propose an adjustment thereto or propose that no amount should be paid on account of such ARC Claim within such twenty (20) business day period. Any proposed adjustment or rejection thereof shall be in writing and shall be submitted to ARC within such twenty (20) business day period. ARC shall cooperate fully in responding to questions and requests for information submitted by the AmDoc Stockholders' Representatives and their professional advisers in connection with such review, and shall, with reasonable prior notice, provide them with full access to members of management of ARC who are knowledgeable in the matters under review and to the books and records of AmDoc to the extent related to the determination of the ARC Claim. Unless the AmDoc Stockholders' Representatives notify ARC within such twenty (20) business day period that they object to the ARC Claim, the ARC Claim shall be binding upon ARC and the holders of the AmDoc Shares and shall be deemed finally determined. ARC and the AmDoc Stockholders' Representatives shall use their best efforts for five (5) business days after the submission of any proposed adjustment or rejection by the AmDoc Stockholders' Representatives to agree upon any proposed adjustments to the ARC Claim. If ARC and the AmDoc Stockholders' Representatives do not resolve a dispute as to the amount or validity of the ARC Claim within the five (5) business day period, such dispute may, at the request of ARC or the AmDoc Stockholders' Representatives, be submitted for resolution to arbitration by a panel of three arbitrators, one to be selected by ARC, one to be selected by the AmDoc Stockholders' Representatives and the third to be selected by the first two arbitrators (collectively, the "Arbitrators"). ARC shall provide to the Arbitrators its estimate of the ARC Claim and the AmDoc Stockholders' Representatives shall provide to the Arbitrators their estimate of the ARC Claim. The Arbitrators shall provide ARC and the AmDoc Stockholders' Representatives with its determination of the ARC Claim and, for purposes of this Agreement, the ARC Claim shall be deemed to be whichever of the estimates is closest to the Arbitrators' determination. The decision of the Arbitrators as to all matters which they are directed hereunder to decide shall be final and binding upon ARC and the holders of the AmDoc Shares. The non-prevailing party shall bear the fees and costs of the arbitration and the prevailing party (including attorneys' fees and expenses) incurred in connection with such dispute, such fees to be paid in cash by ARC, whether borne by ARC or the holders of the AmDoc Shares, but if borne by the holders of the AmDoc Shares, such costs and fees shall be added to the amount of the ARC Claim and allocated in the manner set forth below. Upon final determination of the ARC Claim as set forth above, the Escrow Agent shall deliver a number of AmDoc Escrowed Shares to ARC for due cancellation pursuant to the terms and conditions of the Escrow Agreement as follows:

          (i) a number of shares of ARC Class A Common Stock equal to (A) seventy-six and eighteen one-hundredths percent (76.18%) of the amount of such ARC Claim, divided by (B) $12.00;

          (ii)  a number of shares of ARC Series A-1 Preferred Stock equal to
(A) six and one one-hundredth (6.01%) of the amount of such ARC Claim, divided by (B) $ 12.00; and

          (iii)  a number of shares of ARC Series A-2 Preferred Stock equal to
(A) five and ninety-six one-hundredths percent (5.96%) of the amount of such ARC Claim, divided by (B) $12.00; and

          (iv)  a number of shares of ARC Series A-3 Preferred Stock equal to
(A) eleven and eighty-five one-hundredths percent (11.85%) of the amount of such ARC Claim, divided by (B) $12.00.

          (c) Adjustment for Losses Attributable to Breaches of ARC Representations and Warranties. If, on or prior to the Termination Date (as defined in the Escrow Agreement), it becomes known to the AmDoc Stockholders' Representatives that (i) any of the representations and warranties set forth in
Section 4.3(c)(ii) or 4.5 of this Agreement were untrue or incorrect as of the date hereof or as of the Closing Date or (ii) AmDoc's projection as set forth on
Section 3.3(c)(ii) of the Disclosure Schedule as to the number of shares of ARC Series A-6 Preferred Stock to Premier Research Worldwide, Ltd. in connection with agreements between AmDoc and Premier Research Worldwide, Ltd. in existence at the Closing Date is more than the number of shares actually issued, the AmDoc Stockholders' Representatives shall notify ARC and the Escrow Agent in writing of the amount of their good faith estimate of the amount of any claim, loss, liability, damage, cost or expense resulting from or incurred in connection with the breach of such representation or warranty or inaccuracy of such projection, less the amount of any benefits actually received (an "AmDoc Claim"), which notice shall include a brief description of the facts upon which such AmDoc Claim is based. ARC shall cooperate fully in responding to questions and requests for information submitted by the AmDoc Stockholders' Representatives and their professional advisers in connection with their determination of an AmDoc Claim, and shall, with reasonable prior notice, provide them with full access to members of the management of ARC who are knowledgeable in the matters under review and to the books and records of AmDoc to the extent related to the determination of the AmDoc Claim. Upon receipt of the notice of the AmDoc Claim, ARC shall have twenty (20) business days in which to review such AmDoc Claim, and if, in its reasonable judgment, it disagrees with the amount of such AmDoc Claim, ARC may propose an adjustment thereto or propose that no amount should be paid on account of such ARC Claim within such twenty (20) business day period. Any proposed adjustment or rejection thereof shall be in writing and shall be submitted to the AmDoc Stockholders' Representatives within such twenty (20) business day period. Unless ARC notifies the AmDoc Stockholders' Representatives within such twenty (20) business day period that it objects to the AmDoc Claim, the AmDoc Claim shall be binding upon ARC and the holders of the AmDoc Shares and shall be deemed finally determined. ARC and the AmDoc Stockholders' Representatives shall use their best efforts for five (5) business days after the submission of any proposed adjustment or rejection by ARC to agree upon any proposed adjustments to the AmDoc Claim. If ARC and the AmDoc Stockholders' Representatives do not resolve a dispute as to the amount or validity of the AmDoc Claim within the five (5) business day period, such dispute may, at the request of ARC or the AmDoc Stockholders' Representatives, be submitted for resolution to arbitration by Arbitrators selected in the manner set forth in
Section 2.12(b). ARC shall provide to the Arbitrators its estimate of the AmDoc Claim and the AmDoc Stockholders' Representatives shall provide to the Arbitrators their estimate of the AmDoc Claim. The Arbitrators shall provide ARC and the AmDoc Stockholders' Representatives with its determination of the AmDoc Claim and the AmDoc Claim shall be deemed to be whichever of the estimates is closest to the Arbitrators' determination. The decision of the Arbitrators as to all matters which they are directed hereunder to decide shall be final and binding upon ARC and the holders of the AmDoc Shares. The non-prevailing party shall bear the fees and costs of the arbitration and the prevailing party (including attorneys' fees and expenses) incurred in connection with such dispute, such fees to be paid in cash by ARC, whether borne by ARC or the holders of the AmDoc Shares, but if borne by the holders of the AmDoc Shares, such costs and fees shall be treated as a finally determined ARC Claim pursuant to Section 12.2(b) and allocated in the manner set forth therein. Upon final determination of the AmDoc Claim as set forth above, the Escrow Agent shall distribute a number of ARC Escrowed Shares to the former stockholders of Am Doc pursuant to the terms and conditions of the Escrow Agreement as follows:

          (i) a number of shares of ARC Class A Common Stock equal to (A) seventy-six and eighteen one-hundredths (76.18%) of the amount of such AmDoc Claim, divided by (B) $12.00;

          (ii)  a number of shares of ARC Series A-1 Preferred Stock equal to
(A) six and one one-hundredth (6.01%) of the amount of such AmDoc Claim, divided by (B) $ 12.00; and

          (iii)  a number of shares of ARC Series A-2 Preferred Stock equal to
(A) five and ninety-six one-hundredths percent (5.96%) of the amount of such AmDoc Claim, divided by (B) $12.00; and

          (iv)  a number of shares of ARC Series A-3 Preferred Stock equal to
(A) eleven and eighty-five one-hundredths percent (11.85%) of the amount of such AmDoc Claim, divided by (B) $12.00.

Except as provided in Sections 7.1 and 7.2, the remedies provided in this
Section 2.12 shall be the sole and exclusive recourse of the Parties for any inaccuracy or breach of any of the representations and warranties set forth in this Agreement; provided, however, that notwithstanding the foregoing, in no event shall the limitation set forth in this sentence apply to any inaccuracy or breach of any of the representations and warranties set forth in this Agreement which constitutes common law fraud.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF AMDOC

     AmDoc represents and warrants to ARC and Merger Subsidiary that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in specifically referenced sections of the disclosure schedule attached hereto (the "Disclosure Schedule").

     SECTION 3.1 -- Organization, Qualification, and Corporate Power. Each of AmDoc and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of AmDoc and its Subsidiaries is duly licensed or qualified to conduct business and is in good standing as a foreign corporation under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Each of AmDoc and its Subsidiaries has all requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals (collectively, "Governmental Licenses") required to own or lease its properties and to carry on the business in which it is engaged, except for failures to have any such Governmental

License which would not, individually or in the aggregate, have a Material Adverse Effect. AmDoc has heretofore delivered to ARC true, complete and correct copies of the certificate of incorporation and the by-laws of AmDoc and each of its Subsidiaries as currently in effect.

     SECTION 3.2 -- Authorization of Transaction; Required Filings and Consents. AmDoc has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Escrow Agreement (collectively, the "AmDoc Ancillary Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the AmDoc Ancillary Documents and the performance of AmDoc's obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of AmDoc and no other corporate proceedings on the part of AmDoc are necessary to authorize the execution, delivery and performance by AmDoc of this Agreement and the AmDoc Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The Board of Directors of AmDoc has determined that the transactions contemplated by this Agreement are in the best interest of AmDoc and its stockholders and has recommended to such stockholders that they approve and adopt this Agreement and the transactions contemplated hereby. This Agreement and each AmDoc Ancillary Document has been duly executed and delivered by AmDoc and constitutes, assuming due authorization, execution and delivery of this Agreement and the AmDoc Ancillary Documents by ARC, Merger Subsidiary and the other parties thereto (other than AmDoc), the valid and binding obligation of AmDoc, enforceable against AmDoc in accordance with their respective terms. There is no notice to be given to, filing to be made with, or authorization, consent, or approval to obtained from any Federal, state, local or foreign government, court of competent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (each, a "Governmental Authority") in connection with the execution and delivery of this Agreement and the Ancillary Documents in order for the Parties to consummate the transactions contemplated by this Agreement and the AmDoc Ancillary Documents, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other states in which AmDoc is qualified to do business; (b) compliance with any applicable requirements of state blue sky laws; (c) the due filing of a Form D evidencing the exchange of AmDoc Shares for shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock and ARC Series A-2 Preferred Stock with the Securities and Exchange Commission; and (d) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which ARC or any of its respective Affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, ARC.

     SECTION 3.3 -- Capitalization; Subsidiaries.

          (a) The authorized capital stock of AmDoc consists of 2,500,000 shares of AmDoc Common Stock and 1,000,000 shares of AmDoc Preferred Stock, of which 133,333 have been designated as AmDoc Series A Preferred Stock, 189,500 have been designated as AmDoc Series B Preferred Stock and 263,114 have been designated as AmDoc Series C Preferred Stock. As of the date hereof, (i) 1,690,903 shares of AmDoc Common Stock are outstanding and no shares of AmDoc Common Stock are held in AmDoc's treasury and (ii) 509,774 shares of AmDoc Preferred Stock are outstanding, of which 133,333 shares are AmDoc Series A Preferred Stock, 113,327 shares are AmDoc Series B Preferred Stock, 263,114 shares are AmDoc Series C Preferred

Stock, and no shares of AmDoc Preferred Stock are held in AmDoc's treasury. All of the issued and outstanding shares of AmDoc Common Stock and AmDoc Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from AmDoc.

          (b) An aggregate of 373,140 shares of AmDoc Common Stock are reserved and authorized for issuance pursuant to AmDoc's 1999 Long-Term Incentive Stock Option Plan, of which options ("AmDoc Stock Options") to purchase a total of 281,906 shares of AmDoc Common Stock were outstanding as of the date hereof. The names of the optionees holding AmDoc Stock Options, the date of grant of each AmDoc Stock Option outstanding as of the date hereof, the number of shares of AmDoc Common Stock subject to each AmDoc Stock Option, the expiration date of each such AmDoc Stock Option and the price at which each such AmDoc Stock Option may be exercised are set forth in Section 3.3(b) of the Disclosure Schedule. No vesting restrictions of any AmDoc Stock Options will, as a consequence of the Merger, lapse so as to accelerate the vesting of any such AmDoc Stock Options. AmDoc does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which AmDoc is a party or is bound which, directly or indirectly, obligate AmDoc to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of AmDoc Common Stock, AmDoc Preferred Stock or any other equity security of AmDoc or any securities representing the right to purchase or otherwise receive any shares of AmDoc Common Stock, AmDoc Preferred Stock or any other equity security of AmDoc. AmDoc does not have any outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of AmDoc on any matter. There are no voting trusts or other agreements or understanding to which AmDoc or any of its Subsidiaries or, to the Knowledge of AmDoc, any of AmDoc's directors or executive officers is a party with respect to the voting of capital stock of AmDoc or any of its Subsidiaries.

          (c) (i) Section 3.3(c)(i) of the Disclosure Schedule sets forth a true, correct and complete list, as of the date prior to the date hereof, of all outstanding equity securities of AmDoc, including any and all contingent equity securities, identified by type and amount of equity security and the name of the holder thereof, and (ii) Section 3.3(c)(ii) of the Disclosure Schedule sets forth a true, correct and complete list, of all equity securities of AmDoc, including any and all contingent equity securities, identified by type of amount of equity security and the name of the holder thereof, as will be outstanding immediately prior to the Effective Time, including a description of any conversion, exchange, cancellation or other modification to any AmDoc equity securities to occur between the date prior to the date hereof and immediately prior to the Effective Time. AmDoc has received from each of the holders of any AmDoc equity securities that will be converted, exchanged, canceled or otherwise modified in the manner reflected on Schedule 3.3(c)(ii) binding agreements providing for such conversion, exchange, cancellation or other modification.

          (d) Section 3.3(d) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization, and capitalization of each Subsidiary of AmDoc. AmDoc owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. Each share of each Subsidiary owned directly or indirectly by AmDoc is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights, and each share is free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively "Liens"), and all rights of first refusal and limitations on AmDoc's voting rights. None of AmDoc's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary or by AmDoc or any other Subsidiary of AmDoc, of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Neither AmDoc nor any of its Subsidiaries owns of record or beneficially any capital stock or other equity interest or investment in any other Person (other than, with respect to AmDoc, its Subsidiaries).

     SECTION 3.4 -- Noncontravention. Neither the execution and delivery of this Agreement or any of the AmDoc Ancillary Documents by AmDoc, nor the performance by AmDoc of its obligations hereunder or thereunder, will (a) violate, conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instruments of AmDoc or any of its Subsidiaries, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to AmDoc or any of its Subsidiaries or by which AmDoc or any of its Subsidiaries is bound or to which any of their assets is subject or (c) conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which AmDoc or any of its Subsidiaries is a party or by which AmDoc or any of its Subsidiaries is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term "Applicable Law" means any statute, law (including common law), ordinance, rule or regulation applicable to the Person referenced.

     SECTION 3.5 -- Material Contracts. Except as otherwise provided in Section
3.5 of the Disclosure Schedule, neither AmDoc nor any of its Subsidiaries has any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral), of any material nature, including, without limitation, the following:

          (i) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock, restricted stock or similar plans, including any agreements under any such agreements or plans evidencing rights to purchase securities of AmDoc or any of its Subsidiaries and agreements among stockholders and AmDoc or any of its Subsidiaries;

          (ii) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of AmDoc's or its Subsidiaries' property or any agreement or instrument evidencing any guaranty by AmDoc or its Subsidiaries of payment or performance by any other person involving amounts in excess of $10,000;

          (ii) Agreements with any labor union or collective bargaining organization or other labor agreements;

          (iv) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services, including, without limitation, agreements with subcontractors, involving amounts in excess of $50,000;

          (v) Any agreements or similar documents relating to the sale or repurchase of shares of capital stock of AmDoc or any of its Subsidiaries;

          (vi) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which AmDoc or any of its Subsidiaries is a party;

          (vii) Agreements limiting the ability of AmDoc or any of its Subsidiaries to compete in any line of business or in any geographic area or with any person;

          (viii) Except for this Agreement and the other agreements contemplated hereby, agreements providing for disposition or exclusive license of the business, assets or shares of capital stock of AmDoc or any of its Subsidiaries, agreements of merger or consolidation to which AmDoc or any of its Subsidiaries is a party or letters of intent with respect to the foregoing; or

          (ix) Agreements pursuant to which any investment banker, broker, finder or other intermediary would be entitled to any fee or commission from AmDoc or any of its Subsidiaries, the Surviving Corporation, ARC or any of ARC's Affiliates, in connection with the execution of this Agreement or in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

          To AmDoc's knowledge, all of the agreements referred to above are valid, binding and in full force and effect in all material respects and AmDoc and its Subsidiaries (and to the Knowledge of AmDoc, each other party thereto) have complied in all material respects with all the material provisions of such contracts, obligations, agreements, plans, arrangements, and commitments.

     SECTION 3.6 -- Tax Treatment. Neither AmDoc nor any of its Subsidiaries, nor, to the Knowledge of AmDoc, any of their Affiliates, has taken any action or knows of any fact, agreement, plan or other circumstance that could prevent the Merger from qualifying as a reorganization under the provision of Section 368(a) of the Code.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ARC
                             AND MERGER SUBSIDIARY

     ARC and Merger Subsidiary represent and warrant to AmDoc that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the specifically referenced sections of the Disclosure Schedule.

     SECTION 4.1 -- Organization, Qualification, and Corporate Power. Each of ARC and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of ARC and its Subsidiaries is duly licensed or qualified to conduct business and is in good standing as a foreign corporation under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Each of ARC and its Subsidiaries has all requisite corporate power and all Governmental Licenses required to own or lease its properties and to carry on the business in which it is engaged, except for failures to have any such Governmental License which would not, individually or in the aggregate, have a Material Adverse Effect. ARC has heretofore delivered to AmDoc true, complete and correct copies of the certificate of incorporation and the by-laws of ARC and each of its Subsidiaries as currently in effect.

     SECTION 4.2 -- Authorization of Transaction; Required Filings and Consents. ARC and Merger Subsidiary each has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Escrow Agreement, the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among ARC and certain other persons (the "Registration Rights Agreement"), the Investor Rights Agreement, dated as of the date hereof, among ARC and certain other persons (the "Investor Rights Agreement," and together with the Escrow Agreement and the Registration Rights Agreement, the "ARC Ancillary Documents") and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ARC Ancillary Documents and the performance of ARC's and Merger Subsidiary's respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of ARC and Merger Subsidiary, respectively, and by ARC as the sole stockholder of Merger Subsidiary, and no other corporate proceedings on the part of ARC or Merger Subsidiary are necessary to authorize the execution, delivery and performance by ARC and Merger Subsidiary of this Agreement and the ARC Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each ARC Ancillary Document at the time of execution will have been, duly executed and delivered by ARC and Merger Subsidiary and constitutes, or will constitute, assuming due authorization, execution and delivery of this Agreement by AmDoc and the other parties thereto (other than ARC and Merger Subsidiary), the valid and binding obligation of ARC and Merger Subsidiary, enforceable against ARC and Merger Subsidiary in accordance with its terms. There is no notice to be given to, filing to be made with, or authorization, consent, or approval of any Governmental Authority to be obtained in connection with the execution and delivery of this Agreement in order for the Parties to consummate the transactions contemplated by this Agreement and the ARC Ancillary Documents, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) compliance with any applicable requirements of state blue sky laws; (c) the due filing of a Form D evidencing the exchange of AmDoc Shares for shares of ARC Class A Common Stock, ARC Series A-1 Preferred Stock, ARC Series A-2 Preferred Stock and ARC Series A-3 Preferred Stock with the Securities and Exchange Commission; and (d) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which AmDoc or any of its respective Affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, AmDoc.

     SECTION 4.3 -- Capitalization; Subsidiaries; Affiliated Entities.

          (a) The authorized capital stock of ARC consists of 25,000,000 shares of ARC Class A Common Stock, 685,324 shares of Class B Common Stock, par value $0.001 per share

("ARC Class B Common Stock" and, together with the ARC Class A Common Stock, the "ARC Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "ARC Preferred Stock"), of which 888,889 shares have been designated as Series A Preferred Stock, par value $0.001 per share ("ARC Series A Preferred Stock"), 228,436 shares have been designated as Series B Contingent Convertible Preferred Stock, par value $0.001 per share ("ARC Series B Preferred Stock"), 111,879 shares have been designated as Series C Contingent Convertible Preferred Stock, par value $0.001 per share ("ARC Series C Preferred Stock"), 30,164 shares have been designated as Series E Preferred Stock, par value $0.001 per share ("ARC Series E Preferred Stock") and 2,252,301 shares have been designated Series A Preferred Stock, par value $0.001 per share ("ARC New Series A Preferred Stock"). As of the date hereof, 1,483,536 shares of ARC Class A Common Stock are outstanding, 4,583 shares of ARC Class A Common stock are held in ARC's treasury, 685,324 shares of ARC Class B Common Stock are outstanding, no shares of ARC Class B Common Stock are held in ARC's treasury, 888,889 shares of ARC Series A Preferred Stock are outstanding, 228,436 shares of ARC Series B Preferred Stock are outstanding, no shares of ARC Series C Preferred Stock are outstanding, 30,164 shares of ARC Series E Preferred Stock are outstanding, 499,580 shares of ARC New Series A Preferred Stock are outstanding (which shares have been designated "Series A-5 Preferred Stock"), no other shares of ARC Preferred Stock are issued or outstanding, and no shares of ARC Preferred Stock are held in ARC's treasury. All of the issued and outstanding shares of ARC Common Stock and ARC Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from ARC.

          (b) An aggregate of 2,362,957 shares of ARC Class A Common Stock and 111,879 shares of ARC Series C Preferred Stock are reserved and authorized for issuance pursuant to ARC's stock option plans, of which options ("ARC Stock Options") to purchase a total of 682,709 shares of ARC Class A Common Stock and 105,333 shares of ARC Series C Preferred Stock were outstanding as of the date hereof. The names of the optionees holding ARC Stock Options, the date of grant of each ARC Stock Option outstanding as of the date hereof, the number of shares of ARC Class A Common Stock or ARC Series C Preferred Stock, as the case may be, subject to each such ARC Stock Option, the expiration date of each such ARC Stock Option, and the price at which each such ARC Stock Option may be exercised are set forth in Section 4.3(b) of the Disclosure Schedule. No vesting restrictions of any ARC Stock Options will, as a consequence of the Merger, lapse so as to accelerate the vesting of any such ARC Stock Options. ARC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which ARC is a party or is bound which, directly or indirectly, obligate ARC to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of ARC Common Stock, ARC Preferred Stock or any other equity security of ARC or any securities representing the right to purchase or otherwise receive any shares of ARC Common Stock, ARC Preferred Stock or any other equity security of ARC. ARC does not have any outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of ARC on any matter. There are no voting trusts or other agreements or understanding to which ARC or any of its Subsidiaries or, to the Knowledge of ARC, any of ARC's directors or executive officers is a party with respect to the voting of capital stock of ARC or any of its Subsidiaries.

          (c) (i) Section 4.3(c)(i) of the Disclosure Schedule sets forth a true, correct and complete list, as of the date prior to the date hereof, of all outstanding equity securities of ARC, including any and all contingent equity securities, identified by type and amount of equity security and the name of the holder thereof, and (ii) Section 4.3(c)(ii) of the Disclosure Schedule sets forth a true, correct and complete list, of all equity securities of ARC, including any and all contingent equity securities, identified by type and amount of equity security and the name of the holder thereof, as will be outstanding immediately prior to the Effective Time, including a description of any conversion, exchange, cancellation or other modification to any ARC equity securities to occur between the date prior to the date hereof and immediately prior to the Effective Time. ARC has received from each of the holders of any ARC equity securities that will be converted, exchanged, canceled or otherwise modified in the manner reflected on Schedule 4.3(c)(ii) binding agreements providing for such conversion, exchange, cancellation or other modification.

          (d) Section 4.3(d) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization, and capitalization of each Subsidiary of ARC. ARC owns, directly or indirectly, all of the outstanding capital stock of its Subsidiaries. Each share of each Subsidiary owned directly or indirectly by ARC is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights and is free and clear of all Liens, rights of first refusal and limitations on ARC's voting rights. None of ARC's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary, or by ARC or any other Subsidiary of ARC, of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Neither ARC nor any of its Subsidiaries owns of record or beneficially any capital stock or other equity interest or investment in any other Person (other than, with respect to ARC, its Subsidiaries).

     SECTION 4.4 -- Noncontravention. Neither the execution and delivery of this Agreement or any of the ARC Ancillary Documents by ARC and Merger Subsidiary, nor the performance by ARC and Merger Subsidiary of their respective obligations hereunder or thereunder, will (a) violate, conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instruments of ARC or any of its Subsidiaries, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to ARC or any of its Subsidiaries or by which ARC or any of its Subsidiaries is bound or to which any of their assets is subject or (c) conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which ARC or any of its Subsidiaries is a party or by which ARC or any of its Subsidiaries is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.5 -- Material Contracts. Except as otherwise provided in Section
4.5 of the Disclosure Schedule, neither ARC nor any of its Subsidiaries has any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral), of any material nature, including, without limitation, the following:

          (i) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock, restricted stock or similar plans, including any agreements under any such agreements or plans evidencing rights to purchase securities of ARC or any of its Subsidiaries and agreements among stockholders and ARC or any of its Subsidiaries;

          (ii) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of ARC's or its Subsidiaries' property or any agreement or instrument evidencing any guaranty by ARC or its Subsidiaries of payment or performance by any other person involving amounts in excess of $10,000;

          (iii) Agreements with any labor union or collective bargaining organization or other labor agreements;

          (iv) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services, including, without limitation, agreements with subcontractors, involving amounts in excess of $50,000;

          (v) Any agreements or similar documents relating to the sale or repurchase of shares of capital stock of ARC or any of its Subsidiaries;

          (vi) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which ARC or any of its Subsidiaries is a party;

          (vii) Agreements limiting the ability of ARC or any of its Subsidiaries to compete in any line of business or in any geographic area or with any person;

          (viii) Except for this Agreement and the other agreements contemplated hereby, agreements providing for disposition or exclusive license of the business, assets or shares of capital stock of ARC or any of its Subsidiaries, agreements of merger or consolidation to which ARC or any of its Subsidiaries is a party or letters of intent with respect to the foregoing; or

          (ix) Agreements pursuant to which any investment banker, broker, finder or other intermediary would be entitled to any fee or commission from ARC or any of its Subsidiaries, the Surviving Corporation, ARC or any of ARC's Affiliates, in connection with the execution of this Agreement or in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

          To ARC's knowledge, all of the agreements referred to above are valid, binding and in full force and effect in all material respects and ARC and its Subsidiaries (and to the Knowledge of ARC, each other party thereto) have complied in all material respects with all the material provisions of such contracts, obligations, agreements, plans, arrangements, and commitments.

                                   ARTICLE V

                           COVENANTS AND AGREEMENTS

     SECTION 5.1 -- Conduct of AmDoc and ARC. From the date hereof until the Effective Time, AmDoc and ARC and their respective Subsidiaries shall conduct their businesses in the ordinary course and use their reasonable best efforts to maintain in effect all existing material qualifications, licenses, Permits and approvals, preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as specifically contemplated by this Agreement or with the written consent of ARC, in the case of AmDoc, or AmDoc, in the case of ARC (which consent shall not be unreasonably withheld or delayed), from the date of hereof until the Effective Time (excluding the execution of this Agreement and the other agreements contemplated hereby and executed on or before the date hereof), neither AmDoc nor ARC shall (and neither shall permit any of its respective Subsidiaries to):

          (a) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of AmDoc or ARC to its parent) or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, AmDoc or any of its Subsidiaries, or ARC or any of its Subsidiaries, as the case may be, except in connection with (i) the issuance of shares of ARC Class A Common Stock or ARC Series C Preferred Stock upon the exercise of ARC Stock Options outstanding as of or granted pursuant to stock option plans existing on the date hereof, (ii) the repurchase of shares of ARC Class A Common Stock pursuant to clinical research services agreements entered into by ARC prior to the date hereof, (iii) the issuance of shares of ARC Class A Common Stock upon the exercise of warrants outstanding as of the date hereof, (iv) the redemption of shares of ARC Series A Preferred Stock in accordance with the terms thereof, (v) the issuance of shares of ARC or AmDoc upon exercise or conversion of the warrants, options and certain convertible promissory notes of ARC as set forth on Section 3.3(c)(ii) or Section 4.3(c)(ii) of the Disclosure Schedule and (vi) the issuance of shares of ARC Series A-4 Preferred Stock or ARC Series A-5 Preferred Stock as set forth on Section 4.3(c)(ii) of the Disclosure Schedule;

          (b) issue, deliver, pledge or sell shares of capital stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, except for (i) the issuance of ARC Class A Common Stock or ARC Series C Preferred Stock upon the exercise of ARC Stock Options or warrants outstanding as of or granted pursuant to stock option plans existing on the date hereof, (ii) the issuance of AmDoc Common Stock or AmDoc Preferred Stock upon the exercise of AmDoc Contingent Rights outstanding as of the date hereof, (iii) the issuance of shares of ARC Class A Common Stock upon conversion of shares of ARC Preferred Stock or ARC Class B Common Stock or upon exercise of warrants outstanding on the date hereof, (iv) the issuance of shares of ARC or AmDoc upon conversion of promissory notes of ARC or AmDoc outstanding on the date hereof and as set forth on Section 3.3(c)(ii) or Section 4.3(c)(ii) of the Disclosure Schedules, (v) the issuance of shares of ARC Class A Common Stock to Galen Associates pursuant to that certain agreement, dated as of December 1, 1999, between ARC and Galen Associates, (vi) the issuance of shares of ARC Series A-4 Preferred Stock or ARC Series A-5 Preferred Stock, as set forth on Section 4.3(c)(ii) of the Disclosure Schedule; and (viii) the issuance of shares of AmDoc Common Stock or AmDoc Preferred Stock upon conversion, exchange, cancellation or other modification of AmDoc equity securities as contemplated by Section 3.3(c)(ii) of the Disclosure Schedule.

          (c) except as specifically contemplated by this Agreement (including, without limitation, in connection with the exchange of ARC Series A Preferred Stock for ARC Series A-4 Preferred Stock as set forth on Schedule 4.3(c)(ii)), amend any material term of any outstanding security issued by AmDoc or ARC or any of their Subsidiaries;

          (d) except in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person other than AmDoc or any of its Subsidiaries or ARC or any of its Subsidiaries, as the case may be, or other than pursuant to commitments made on or prior to the date hereof and for which binding agreements for conversion thereof into shares of AmDoc Common Stock or AmDoc Preferred Stock as set forth in Section 3.3(c)(ii) have been executed;

          (e) create or assume any Lien on any of its assets, other than Permitted Liens or Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

          (f) change any method of accounting or accounting practice, except for any such change required by reason of a change in GAAP;

          (g) except as specifically contemplated by this Agreement, (i) grant any severance or termination pay to any directors, officers or employees (current, former or retired), (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any directors, officers or employees, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase the compensation, bonus or other benefits payable to any directors, officers or employees;

          (h) consummate (or enter into any agreement or agreement in principle with respect to or take any steps to facilitate) any merger, business combination, sale of stock or sale of material assets or any acquisition of stock or assets or operations of another entity, or write off as uncollectible any notes or accounts receivable or write down the value of any inventory;

          (i) dispose of or permit to lapse any rights in any intellectual property or disclose to any Person not an employee or otherwise dispose of any trade secret, process or know-how not heretofore a matter of public knowledge, except pursuant to judicial order or process;

          (j) except as specifically contemplated by this Agreement, amend the certificate of incorporation or by-laws or comparable organizational documents of AmDoc or any of its Subsidiaries or ARC or any of its Subsidiaries;

          (k) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of AmDoc or any of its Subsidiaries or ARC or any of its Subsidiaries, except for the issuance or repurchase of capital stock pursuant to Section 5.1(a) or (b) or as otherwise specifically contemplated by this Agreement;

          (l) make any tax election or settle or compromise any material federal, state, local or foreign tax liability;

          (m) sell, lease, license, close or otherwise dispose of any of assets of AmDoc or any of its Subsidiaries or ARC or any of its Subsidiaries, except in the ordinary course of business;

          (n) acquire any material interest in any Person (whether by purchase of assets, purchase of stock or otherwise), or enter into or amend, in any material respect, any joint venture or partnership;

          (o) make any capital expenditures other than capital expenditures contemplated by such Party's capital expenditure budget approved by its Board of Directors, other than in the ordinary course of business consistent with past practice;

          (p) elect, appoint or remove the Chief Executive Officer, President, Chief Financial Officer or any Vice President;

          (q) except as contemplated by this Agreement, amend its By-laws to increase the size of the Board of Directors;

          (r) enter into or amend, in any material respect, any material contract, other than in the ordinary course of business consistent with past practice;

          (s) incur any material obligation or liability, including without limitation any liability for non-performance or termination of any contract or agreement, except liabilities or obligations incurred in the ordinary course of business; or

          (t) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 5.2 -- Information Statement. AmDoc and ARC will (a) as promptly as practicable following the date of this Agreement, prepare an information statement to be distributed in connection with the Merger to each of the AmDoc stockholders that is not a party to the written consent of Stockholders adopting the Merger (the "Information Statement"), and mail the Information Statement to each of such AmDoc stockholders as promptly as practicable after the date hereof and (b) otherwise comply in all material respects with all legal requirements of Applicable Law in connection with the preparation and mailing of such Information Statement.

     SECTION 5.3 -- Compliance with Laws; Information Statement; Other Actions.

          (a) ARC and AmDoc each covenant and agree that the Information Statement will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (including, without limitation, the provisions of Regulation D thereunder), except that (i) no representation is made by ARC with respect to statements made therein based on information supplied by AmDoc in writing for inclusion therein or with respect to omitted information regarding AmDoc so required to be included therein and (ii) no representation is made by AmDoc with respect to statements made therein based on information supplied by ARC in writing for inclusion therein or with respect to omitted information regarding ARC so required to be included therein. ARC and AmDoc shall take all actions necessary to cause the exchange of AmDoc Shares pursuant to Section 2.2 to (i) qualify for an exemption from registration under the Securities Act pursuant to Regulation D promulgated thereunder and (ii) to be qualified under applicable state securities or "blue sky" laws, and neither ARC nor AmDoc shall take any action inconsistent therewith.

          (b) AmDoc covenants that none of the information supplied in writing by AmDoc for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is mailed to the stockholders of AmDoc or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading.

          (c) ARC covenants that none of the information supplied in writing by ARC for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is mailed to the stockholders of AmDoc or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (d) As promptly as practicable after the date of this Agreement, each of AmDoc and ARC shall use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective the Merger and to identify and address issues (including but not limited to issues arising in connection with change in control covenants under existing financing agreements, stock options and employment agreements) relating to the operation of the respective companies following the Merger.

     SECTION 5.4 -- No Solicitation. (a) From the date hereof until the termination of this Agreement, AmDoc and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and AmDoc shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of AmDoc and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any AmDoc Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to AmDoc or any of its Subsidiaries or afford access to the properties, books or records of AmDoc or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, an AmDoc Acquisition Proposal. For purposes of this Agreement, "AmDoc Acquisition Proposal" means any offer or proposal for, or public announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving AmDoc or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of AmDoc or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of AmDoc or any of its Subsidiaries, or a substantial portion of the assets of, AmDoc or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) From the date hereof until the termination of this Agreement, ARC and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and ARC shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of ARC and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any ARC Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to ARC or any of its Subsidiaries or afford access to the properties, books or records of ARC or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, a ARC Acquisition Proposal. For purposes of this Agreement, "ARC Acquisition Proposal" means any offer or proposal for, or public announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving ARC or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of ARC or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of ARC or any of its Subsidiaries, or a substantial portion of the assets of, ARC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     SECTION 5.5 -- Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, including, without limitation, the provisions of Section 203 of Delaware Law, shall become applicable to the transactions contemplated hereby, AmDoc, ARC and each of their Board of Directors has granted such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.6 -- Tax Treatment. ARC and AmDoc shall take all actions necessary to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, and neither ARC nor AmDoc will take any action inconsistent therewith.

     SECTION 5.7 -- Conveyance Taxes. ARC and AmDoc shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.8 -- Access to Information; Confidentiality Agreement. Upon reasonable advance notice, between the date hereof and the Effective Time, ARC and AmDoc shall (i) give to one another and to one another's counsel, financial advisors, auditors and other authorized representatives (collectively, "Representatives") reasonable access during normal business hours to its and its Subsidiaries books and records, (ii) furnish to one another and to one another's Representatives such financial and operating data and other information as such Persons may reasonably request and
(iii) instruct their respective key management employees, counsel and financial advisors to cooperate with one another in their respective investigations of the business of AmDoc and ARC; provided that all requests for information or to interview ARC's or AmDoc's key management employees should be directed to and coordinated with the chief executive officer of ARC and the chief executive officer of AmDoc, respectively, or such person or persons as each such officer shall designate; and provided further that any information and documents received by AmDoc, ARC and their respective Representatives (whether furnished before or after the date of this Agreement) shall be held in strict confidence in accordance with the Confidentiality Agreement dated as of December ___, 1999, as amended, between ARC and AmDoc (the "Confidentiality Agreement"), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement, the termination hereof or the Closing. Notwithstanding anything to the contrary in this Agreement, neither AmDoc nor ARC shall be required to disclose any information to the other or the other's Representatives if doing so would violate any agreement, law, rule or regulation to which AmDoc or ARC or any of their respective Subsidiaries is a party or is subject.

     SECTION 5.9 -- Obligations of Merger Subsidiary. Merger Subsidiary will, and ARC will take all action necessary to cause Merger Subsidiary to, perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 5.10 -- Director and Officer Liability. All rights to indemnification and all limitations on liability existing in favor of each person who at or prior to the Effective Time was an officer or director of AmDoc or any of its Subsidiaries, as provided in the applicable certificate of incorporation and by-laws of AmDoc and its Subsidiaries, or in an agreement between any of such persons and AmDoc or any of its Subsidiaries as in effect as of the date hereof, shall survive the Merger and continue in full force and effect, notwithstanding any termination of the status of such person as an officer or director and notwithstanding the completion of the Merger.

     SECTION 5.11 -- Notices and Consents. AmDoc and ARC shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 5.12 -- Notice; Supplements to Disclosure Schedule. AmDoc and ARC will each promptly give notice to the other Party of, upon receipt of notice or Knowledge of, any fact or the occurrence of any event or the failure of any event to occur which would or could reasonably be expected to make any representation or warranty by AmDoc or ARC, as the case may be, contained herein untrue or result in the failure to satisfy any of the conditions specified in
Section 6.1, 6.2 or 6.3 hereof, as applicable, and AmDoc and ARC will each keep the other Party informed on a regular basis as to the status of such events. From time to time prior to the Effective Time, AmDoc and ARC will each promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless AmDoc or ARC, as the case may be, specifically agrees thereto in writing.

     SECTION 5.13 -- Employee Benefit Plans. Prior to the Closing, AmDoc shall take such action as may be necessary to terminate the AmDoc 401(k) Profit Sharing Plan and Trust (the "AmDoc 401(k) Plan"), effective prior to the Closing Date. As soon as practicable following the effective date of such termination, AmDoc shall obtain from the Internal Revenue Service a determination that the AmDoc 401(k) Plan was "qualified" upon its termination pursuant to Section 401(a) of the Code and that its related trust was exempt under Section 501(a) of the Code. As soon a practicable after obtaining such favorable determination letter from the Internal Revenue Service, AmDoc shall cause the assets of the AmDoc 401(k) Plan to be distributed to the extent permitted by Applicable Law and the terms of the AmDoc 401(k) Plan.

     SECTION 5.14 -- Stock Option Matters. As soon as practicable following the Effective Time, the Compensation Committee of the Board of Directors of ARC shall consider in good faith whether and to what extent it would be appropriate or desirable to reprice or otherwise modify stock options received by holders of AmDoc Shares pursuant to Section 2.8 hereof or grant to such persons additional stock options.

     SECTION 5.15 -- Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of AmDoc and Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of AmDoc and Merger Subsidiary, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of AmDoc acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     SECTION 6.1 -- Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

          (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, judgment, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on ARC or AmDoc, as applicable; provided, however, that each of the Parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

          (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority required of AmDoc, ARC or any of their

Subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained (other than the filing of the Certificate of Merger provided for under Section 1.3), all in form and substance reasonably satisfactory to ARC and AmDoc; and

          (c) Tax Opinion. AmDoc shall have received from Battle Fowler LLP, counsel to AmDoc, on the Closing Date, an opinion, dated as of the Closing Date and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that ARC, Merger Subsidiary and AmDoc will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of AmDoc upon their exchange of AmDoc Common Stock or AmDoc Preferred Stock, as the case may be, for ARC Class A Common Stock or ARC Preferred Stock, as the case may be, under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any).

     SECTION 6.2 -- Additional Conditions to Obligations of AmDoc. The obligations of AmDoc to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ARC and Merger Subsidiary contained in Sections 4.1, 4.2 and 4.4 of this Agreement shall be true and correct in all respect when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on ARC or the transactions contemplated hereby; and

          (b) Covenants. ARC and Merger Subsidiary shall have performed or complied in all material respects with the terms and provisions of Section 5.1 of this Agreement.

     SECTION 6.3 -- Additional Conditions to Obligations of ARC and Merger Subsidiary. The obligations of ARC and Merger Subsidiary to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of AmDoc contained in Sections 3.1, 3.2 and 3.4 of this Agreement shall be true and correct in all respect when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on AmDoc or the transactions contemplated hereby;

          (b) Covenants. AmDoc shall have performed or complied in all material respects with the provisions of Section 5.1 of this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 -- Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of AmDoc or ARC:

          (a)  by mutual written consent of each of AmDoc and ARC;

          (b) by either AmDoc or ARC if the Merger shall not have been consummated on or before January 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either AmDoc or ARC if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree; or

          (d) by either AmDoc or ARC if (i) the other shall have breached, or failed to comply with, in any material respect the provisions of Section 5.1 of this Agreement or the representations or warranties made by AmDoc, ARC or Merger Subsidiary, as the case may be, in Sections 3.1, 3.2, 3.4, 4.1, 4.2 or 4.4 shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and (ii) such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and
(iii) such breach, failure or misrepresentation would cause the condition set forth in Section 6.2(a) or 6.3(a), as the case may be, not to be satisfied.

     SECTION 7.2 -- Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof, and subject to the provisions of
Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in
Section 8.3 hereof; and (ii) nothing herein shall relieve any Party from liability for any wilful breach hereof.

     SECTION 7.3 -- Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by each of AmDoc and ARC at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the stockholders of AmDoc, no amendment may be made which by law would require further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     SECTION 7.4 -- Waiver. At any time before the Effective Time, a Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.3, waive compliance by the other Parties with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     SECTION 8.1 -- Non-Survival of Representations, Warranties and Agreements. Except as contemplated by Section 2.12 of this Agreement, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 5.10 hereof shall survive the Effective Time indefinitely. The representations, warranties and agreements in this agreement shall terminate upon the termination of this Agreement pursuant to Section 7.1 hereof, except that the agreements set forth in Sections 7.2, 8.3, 8.9, 8.10, 8.11, 8.12 and 8.13 hereof shall survive termination indefinitely. Nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2 -- Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  if to AmDoc:

                    10065 Red Run Boulevard
                    Suite 200
                    Owings Mills, MD 21117
                    Attention:  Scott M. Rifkin, M.D.
                    Telecopy No.:  (410) 581-7058

               with a copy to:

                    Battle Fowler LLP
                    75 East 55th Street
                    New York, NY 10022-3205
                    Attention:  Thomas E. Kruger
                    Telecopy No.:  (212) 230-7700

          (b)  if to ARC or Merger Subsidiary:

                    1325 Tri-State Parkway
                    Suite 300
                    Gurnee, IL 60631

                    Attention:  Steven M. Rauscher
                    Telecopy No.:  (847) 855-9785

               with a copy to:

                    Jones, Day, Reavis & Pogue
                    77 West Wacker Drive
                    Chicago, Illinois  60601-1692
                    Attention:  Timothy J. Melton
                    Telecopy No.:  (312) 782-8585

     SECTION 8.3 -- Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that the reasonable costs and expenses of the parties related to attorneys fees and expenses shall be borne by ARC following the Effective Time.

     SECTION 8.4 -- Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks located in the State of Illinois are authorized or required by law or other governmental action to be closed for business.

          (b) "Knowledge" means, with respect to any Person that is not an individual, the knowledge of such Person's executive officers after reasonable inquiry.

          (c) "Material Adverse Effect" means a material adverse effect (i) on the condition (financial or otherwise), business, assets, liabilities, properties or results of operations of AmDoc and its Subsidiaries taken as a whole, or ARC and its Subsidiaries taken as a whole, as the case may be, that is not a result of general changes in the economy or the industries in which such entities operate, or (ii) on the ability of AmDoc, or ARC, as the case may be, to perform any material obligations hereunder or under the transactions contemplated hereby ; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) actions or omissions of AmDoc or ARC taken with the prior written consent of AmDoc or ARC, as applicable, in contemplation of the transactions contemplated hereby, (B) changes in GAAP and
(c) general changes in the economy or the industries in which AmDoc and ARC operate.

          (d) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          (e) "Subsidiary" means any Person with respect to which AmDoc or ARC, as the case may be, directly or indirectly owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others performing similar functions with respect to such Person.

     SECTION 8.5 -- Headings. The headings contained in this Agreement (including in the Table of Contents, the Index of Exhibits and the Index of Disclosure Schedules) and the defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6 -- Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 8.7 -- Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement, the Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement and, except as expressly set forth herein and therein, supersede any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for the provisions of Article II and Section 5.10, are not intended to confer upon any Person other than AmDoc, ARC and Merger Subsidiary and, after the Effective Time, their respective stockholders and the Surviving Corporation, any rights or remedies hereunder.

     SECTION 8.8 -- Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 8.9 -- Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 8.10 -- Consent to Jurisdiction. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     SECTION 8.11 -- Costs of Enforcement. Except as otherwise set forth herein, prior to the Effective Time, the prevailing Party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

     SECTION 8.12 -- Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 8.13 -- Publicity. ARC and AmDoc shall mutually agree upon any public announcements relating to the Merger and shall not issue any such public announcement prior to such agreement, except as may be required by Applicable Law, in which case the Party proposing to issue such public announcement shall use all reasonable efforts to consult in good faith with the other Party before issuing any such public announcement.

     SECTION 8.14 -- Incorporation of Annexes, Exhibits and Disclosure Schedule. The Annexes, Exhibits and the Disclosure Schedule identified in this Agreement are incorporated by reference and made a part hereof.

     SECTION 8.15 -- Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.



                    [remainder of page intentionally blank]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              AMERICASDOCTOR.COM, INC.



                              By:   /s/ Scott M. Rifkin
                                    ----------------------------------
                                    Name:  Scott M. Rifkin, M.D.
                                    Title: President


                              AFFILIATED RESEARCH CENTERS, INC.



                              By:   /s/ Steven M. Rauscher
                                    ----------------------------------
                                    Name:  Steven M. Rauscher
                                    Title: Chief Executive Officer


                              ARC MERGER SUB-1, INC.



                              By:   /s/ Steven M. Rauscher
                                    ----------------------------------
                                    Name:  Steven M. Rauscher
                                    Title: Chief Executive Officer



               [Signature Page to Agreement and Plan of Merger]

                                                                         ANNEX A

Directors of ARC
----------------

Stanley Brosman, M.D.
Fred L. Brown
Thomas P. Dickerson
Ira Klimberg, M.D.
Mark Miller
Steven M. Rauscher
Scott M. Rifkin, M.D.
Zubeen Schroff

Officers of ARC
---------------

Chairman of the Board - Scott M. Rifkin, M.D.
Chief Executive Officer - Steven M. Rauscher
President - Steven M. Rauscher
Chief Financial Officer - David R. Adamoli
Secretary - David R. Adamoli
Assistant Secretary - Steven M. Rauscher

Directors of Surviving Corporation
----------------------------------

David R. Adamoli
Steven M. Rauscher
Scott M. Rifkin, M.D.

Officers of Surviving Corporation
---------------------------------

Chief Executive Officer - Steven M. Rauscher
President - Scott M. Rifkin, M.D.
Chief Financial Officer and Secretary - David R. Adamoli
Assistant Secretary - Steven M. Rauscher